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                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 10, 1997 relating to the financial statements of Bolle Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
------------------------

PRICE WATERHOUSE LLP

Dallas, Texas
November 26, 1997